Exhibit 10.20

THIS SHAREHOLDERS AGREEMENT is made on the        day of                 2001


BETWEEN:

                    AMERICAN BANKNOTE AUSTRALASIA HOLDINGS INC a company incorporated in the United States of America, of 410 Park Avenue, New York, New York, the United States of America ("ABAH")

                                     - and -

                    CHASE SECURITIES AUSTRALIA LIMITED
                    (ABN 52 002 888 011), as Security Trustee for the Participants, of 259 George Street, Sydney, in the State of New South Wales ("CSAL")

                                     - and -

                     ABN AUSTRALASIA LIMITED
                    (ABN 42 072 664 692) of 1144 Nepean Highway, Highett, in the State of Victoria ("the Company")

WHEREAS:

A The Company (either directly or through its subsidiaries) conducts a secure printing, card production and associated technology services business.

B On and from the Effective Date, the Shares in the Company will be held in the manner set out in Schedule 1, subject to the issue of further Shares in accordance with this Agreement.

C The Shareholders have agreed on certain matters relating to the manner in which the business of the Company is to be conducted including the administration and management of the Company and upon certain other matters and wish to record that agreement in writing.


NOW THIS AGREEMENT PROVIDES AND IT IS HEREBY DECLARED AND AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1    DEFINITIONS AND INTERPRETATION

     1.1  DEFINITIONS

          In this Agreement unless there is something in the subject or context inconsistent therewith:

          "ACCESSION DEED" means a deed substantially in the form of Annexure A whereby the Proposed Assignee undertakes to observe and perform this Agreement and be bound by the relevant terms of this Agreement in relation to the Equity Package (or the portion of the Equity Package which the Proposed Assignee is acquiring) and assuming all obligations of the Assigning Party under this Agreement;

          "ACCEPTANCE PERIOD" has the meaning contained in Clause 12.2.3;

          "ALIENATE" means to sell, assign or transfer or otherwise dispose of or deal with any legal or equitable interest in a Share;

          "AMENDING AND RESTATEMENT DEED" means the deed so titled between the Company as Borrower, CSAL as Agent for the Participants, the Participants and others dated on or about the date of this Agreement;

          "ASSIGNING PARTY" has the meaning contained in Clause 12.2.1;

          "ASSIGNMENT OFFER" has the meaning contained in Clause 12.2.1;

          "BOARD" means the board of directors of the Company;

          "BUSINESS" means the secure printing, card production and associated technology services business carried on by the Company under the trading name "Leigh Mardon";

          "BUSINESS DAY" means a day on which banks are open for normal banking business in Melbourne and Sydney (excluding Saturday and Sunday);

          "BUY BACK SHARES" means 256,046 Shares;

          "CONFIDENTIAL INFORMATION" means all confidential, non public or proprietary information in relation to the Business including the Records, trade secrets, all financial, marketing and technical information, ideas, concepts, know-how, technology, processes and knowledge which is confidential to the Business;

          "CONSTITUTION" means the constitution of the Company;

          "CORPORATIONS LAW" means the Corporations Law of the State of New South Wales, or, where applicable, any other Corporations Law of any State or Territory of Australia;

          "DEFAULTING SHAREHOLDER" has the meaning contained in Clause 12.7;

          "DIRECTOR" means a director of the Company;

          "EFFECTIVE DATE" has the meaning contained in the Amending and Restatement Deed;

          "EQUITY PACKAGE" has the meaning contained in Clause 12.2.1;

          "FACILITY AGREEMENT" means the facility agreement between the Company as Borrower, CSAL as Agent for each of the Participants and others as amended and restated by the Amending and Restatement Deed;

          "FINANCIAL YEAR" means the period from the Effective Date to 31 December 2001, and each subsequent 12 month period ending on 31 December in each subsequent year;

          "FUNDING PERIOD" has the meaning contained in the Facility Agreement;

          "INDEPENDENT VALUER" means an independent valuer, merchant bank or investment bank which is in the business of conducting valuations of companies or businesses similar in nature to the Company;

          "INTEREST DIFFERENTIAL" means, in respect of any Funding Period, the difference between the interest payable pursuant to clause 9.3 of the Facility Agreement and the interest that would have been payable under the Facility Agreement if the relevant interest rate had been the aggregate of the Bank Bill Rate plus the Margin for the relevant period;

          "IPO" means an initial public offering of the Shares in the Company and the listing of those Shares on a recognised stock exchange;

          "MAJORITY DECISION" means:

          (a) in the context of a meeting of the Board, a decision made or a resolution passed by more than 50% of all Directors appointed at the time the decision was proposed or resolution was moved (notwithstanding the absence of one or more of such Directors from such meeting of the Board); and

          (b) in the context of a meeting of the Shareholders, a decision made or a resolution passed by Shareholders entitled to more than 50% of the voting Shares in the Company;

          "MAJORITY SHAREHOLDER" means a Shareholder holding not less than 51% of the issued capital of the Company;

          "MARGIN" has the meaning contained in the Facility Agreement;

          "MINORITY SHAREHOLDERS" means all Shareholders who are a party to this Agreement other than the Majority Shareholder;

          "NON-ASSIGNING PARTIES" has the meaning contained in Clause 12.2.2;

          "OPTION EXERCISE PRICE" means the sum of $5 million;

          "ORIGINAL RATE" means the Bank Bill Rate plus 2.5% per annum;

          "PARTICIPANTS" means The Chase Manhattan Bank (ABN 93 074 112 011), SG Australia Limited (ABN 72 002 093 021), Credit Lyonnais S.A., BOS International (Australia) Limited (ABN 23 066 601 250), Bank of Western Australia Limited (ABN 22 050 494 454) and The
          Toronto-Dominion Bank (ABN 74 082 818 175) and "PARTICIPANT" means any of them;

          "QUARTERLY DATE" means the dates listed in the table in Clause 5.2;

          "RECORDS" means:

          (a) originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with the Company including minute books, statutory books and registers, books of account and copies of taxation returns;

          (b) sales literature, market research reports, brochures and other promotional material;

          (c)  all sales and purchasing records;

          (d)  all trading and financial records; and

          (e)  lists of all regular suppliers and customers;

          "RELATED ENTITIES" means entities in which 50% or more of the voting, income or capital participation rights are held beneficially by the same natural persons (whether directly or through one or more interposed companies, partnerships or trusts);

          "SECURITIES" means the Shares and Options held by a Shareholder in the Company;

          "SECURITY TRUSTEE" means CSAL as trustee for the Participants pursuant to the Debenture Trust Deed between amongst others the Borrower and BT Securities Limited dated 3 June 1996 and the Deed of Retirement and Appointment dated 5 March 1998;

          "SHARE" means an issued ordinary share in the Company and "SHARES" means all issued ordinary shares in the Company from time to time;

          "SHAREHOLDER" means the holder of a Share;

          "SUBSCRIPTION SHARES" means 729,730 Shares being that amount of Shares which, immediately after issue, will constitute 7.5% of the issued share capital of the Company;

          "SUBSIDIARY" has the meaning given to it in the Corporations Law;

          "THIRD PARTY" means a person other than the Shareholders and their Related Entities;

          "THIRD PARTY OFFER" has the meaning contained in Clause 12.2.1.

     1.2  INTERPRETATION

          In this Agreement unless the contrary intention appears:

          1.2.1 words importing the singular shall (where appropriate) include the plural and vice versa;

          1.2.2 words importing any one gender shall (where appropriate) include the other gender and vice versa;

          1.2.3 words importing natural persons shall (where appropriate) include corporations, firms, unincorporated associations, partnerships, trusts and any other entities recognised by law and vice versa;

          1.2.4 headings are for convenience of reference only and shall not affect the meaning of interpretation of this Agreement;

          1.2.5 reference in this Agreement to any statutory enactment or law shall be construed as references to that enactment or law as amended or modified or re-enacted from time to time and to the corresponding provisions of any similar enactment or law of any other relevant jurisdiction; and

          1.2.6 references in this Agreement to Sections, Clauses, sub-Clauses, paragraphs, Schedules and parties shall be construed as references to the Sections, Clauses, sub-Clauses, paragraphs, Schedules and parties of and to this Agreement;

          1.2.7 references to (or to any specified provision of) this Agreement or to any other agreement or document shall be construed as references to (that provision of) this Agreement or that other agreement or document as amended, substituted, novated, supplemented, varied or replaced with the agreement of the relevant parties and in force at any relevant time.

     1.3  BUSINESS DAY

          All moneys which fall due for payment under this Agreement on a date other than a Business Day shall be paid on the next succeeding Business Day (without interest or any other amount being payable in respect of the period from but not including the date on which the said moneys fall due for payment up to and including the said next succeeding Business Day).

     1.4  SUCCESSORS AND ASSIGNS

          The obligations and liabilities imposed and the rights and benefits conferred on the parties under this Agreement shall be binding upon and enure in favour of the respective parties and each of their respective successors in title, legal personal representatives and permitted assigns.

     1.5  PAYMENT OF MONEYS TO BE BY CASH OR BANK CHEQUE

          Any payment of moneys by one party to another party pursuant to the provisions of this Agreement shall be made in cash, electronic funds transfer or by bank cheque or as otherwise may be agreed between the Company and the relevant Shareholder, or between the relevant Shareholders (as the case may be).

     1.6  PARAMOUNTCY OF PROVISIONS OF THIS AGREEMENT

          This Agreement shall apply to and bind each Shareholder from the Effective Date and take precedence over anything to the contrary contained in the Constitution or in any other document or agreement or arrangement whatsoever other than the Facility Agreement and any other agreement executed by all of the Shareholders which is clearly expressed to be supplemental hereto or in substitution or variation hereof. Nothing in this Agreement affects, limits, varies, amends or restates in any way the rights of the Participants under the Facility Agreement or the Security (as defined in the Facility Agreement).

     1.7  DEFINITIONS IN FACILITY AGREEMENT APPLY

          Undefined words in this Agreement shall, where applicable, have the meaning given to those words in the Facility Agreement.

     1.8  TERMINATION OF THIS AGREEMENT UPON AN IPO

          This Agreement, (other than Clause 13), will terminate in the event of an IPO. Such termination will take effect upon the listing of shares issued pursuant to an IPO Prospectus on a recognised stock exchange.

     1.9  TRANSACTION DOCUMENT

          The parties acknowledge that this agreement is a Transaction Document for the purposes of the Facility Agreement.

     1.10 INCONSISTENCY

          If any inconsistency arises between the terms of this Agreement, (including, without limitation, Clause 13 of this Agreement), and the terms of the Facility Agreement the parties acknowledge that the Facility Agreement shall prevail to the extent of the inconsistency.

2    CORPORATE COVENANTS

     2.1 No Alienation of any Securities will take place other than in accordance with the provisions of this Agreement.

     2.2  Each share certificate for the Shares shall bear the following legend:

          "Any transfer, encumbrance or other disposition of shares in the Company is restricted in accordance with the provisions of the Constitution and the Shareholders Agreement dated [relevant date, 2001] between the members of the Company and the Company or any amendment thereof made in accordance with its provisions, until the expiry of the term of that Agreement".

3    SUBSCRIPTION OF SHARES

     3.1 CSAL (as Security Trustee) agrees to subscribe for, and the Company agrees to allot and issue to CSAL (as Security Trustee), the Subscription Shares (free from any Security Interest and credited as fully paid up) for A$1.

     3.2  On the Effective Date, CSAL must:

          3.2.1 deliver to the Company a duly completed and executed application form for the Subscription Shares;

          3.2.2  pay to the Company the sum of A$1.

          3.3    On the Effective Date, the Company must:

          3.3.1 allot and issue to CSAL the Subscription Shares credited as fully paid and free of any Security Interest;

          3.3.2  register CSAL as the holder of the Subscription Shares; and

          3.3.3 issue share certificates representing the Subscription Shares to CSAL.

4    BUY-BACK OF BUY BACK SHARES

     4.1  If, on or before 28 February 2002, the Company has:

          4.1.1 raised capital through the issue of additional Shares to any party (including, for the avoidance of doubt, ABAH);

          4.1.2 paid to CSAL an amount equal to the Interest Differential for the period from the Effective Date until the date of payment by the Company of the Interest Differential; and

          4.1.3 agreed with CSAL to amend the Facility Agreement so that the Interest payable under the Amended and Restated Senior Debt Facility Agreement is payable at a rate equal to the Bank Bill Rate plus the Margin for the period from the date of payment of the Interest Differential to the Final Maturity Date,

          then the Company may, subject to compliance with chapter 2J of the Corporations Law, buy back the Buy Back Shares held by CSAL by the payment of A$1.

     4.2  If the Company repays the Facility in full then:

          4.2.1  the Majority Shareholder may purchase; or

          4.2.2  the Company may buy back,

          the Shares (except for the Subscription Shares and any Shares issued as a result of the exercise of the option in Clause 9) held by the Minority Shareholders at that time for their market value at the time of the purchase or buy back. The market value of such shares will be determined by an Independent Valuer on the basis of a willing buyer and a willing seller of the Shares held by the Minority Shareholders.

5    ISSUE OF FURTHER SHARES TO CSAL

     5.1 The Company will issue to CSAL in quarterly instalments over the period from the Effective Date to the Final Maturity Date, further Shares in accordance with the table in Clause 5.2.

     5.2 In consideration of payment by CSAL to the Company of a subscription fee of $1 on each issue and subject to clauses 5.5 and 5.6 the Company will issue Shares to CSAL in accordance with the following table:

                  ------------------------------- ------------------------------
                  NUMBER OF ADDITIONAL SHARES     DATE TO BE ISSUED
                  ------------------------------------------- ------------------
                           21,963                 30 June 2001
                  ------------------------------- ------------------------------
                           22,063                 30 September 2001
                  ------------------------------- ------------------------------
                           22,163                 31 December 2001
                  ------------------------------- ------------------------------
                           22,263                 31 March 2002
                  ------------------------------- ------------------------------
                           22,365                 30 June 2002
                  ------------------------------- ------------------------------
                           22,467                 30 September 2002
                  ------------------------------- ------------------------------
                           22,570                 31 December 2002
                  ------------------------------- ------------------------------
                           22,673                 31 March 2003
                  ------------------------------- ------------------------------
                           22,778                 30 June 2003
                  ------------------------------- ------------------------------
                           22,883                 30 September 2003
                  ------------------------------- ------------------------------
                           22,988                 31 December 2003
                  ------------------------------- ------------------------------
                           23,094                 31 March 2004
                  ------------------------------- ------------------------------

     5.3  On each Quarterly Date, CSAL must:

          5.3.1 deliver to the Company a duly completed and executed application form for the relevant Shares listed in Clause 5.2; and

          5.3.2  pay to the Company the sum of A$1.

     5.4  On each Quarterly Date, the Company must:

          5.4.1 allot and issue to CSAL the relevant number of Shares set out in Clause 5.2, credited as fully paid and free of any Security Interest;

          5.4.2  register CSAL as the holder of the Shares; and

          5.4.3 issue share certificates representing the issued Shares to CSAL.

     5.5 In the event that the Company repays part of the Facility prior to the Final Maturity Date other than from Excess Cash Flow of the Company in accordance with the Facility Agreement, ("Voluntary Repayment"), the parties agree that the number of Shares to be issued to CSAL pursuant to Clause 5.2 on or after the date of that repayment shall be proportionately reduced by the same proportion that the Facility is reduced by that Voluntary Repayment.

     5.6 If, in the period from the Effective Date until the Final Maturity Date, the Company issues additional Shares to ABAH or a Related Entity of ABAH for less than market value (determined by an Independent Valuer on the basis of a willing buyer and a willing seller of the Shares), the Company must also issue to CSAL such number of Additional Shares calculated in accordance with the following formula:

          Additional Shares = Dilution Shares x Deficiency Percentage

          where:

          "DILUTION SHARES" = the number of whole Shares as would result in CSAL maintaining the equivalent percentage shareholding in the Company that it would otherwise have held but for the issue of Shares to ABAH or its Related Entity

                                      (Market Value - Subscription Amount)
          "DEFICIENCY PERCENTAGE"  =  -------------------------------------
           ---------------------
                                      (Market Value)

          (expressed as a decimal fraction)

          "MARKET VALUE" = the market value of the additional Shares to ABAH or a Related Entity of ABAH (determined by an Independent Valuer on the basis of a willing buyer and a willing seller of the Shares)

          "SUBSCRIPTION AMOUNT" = the amount paid by ABAH or its Related Entity in subscription for the additional Shares issued by the Company to ABAH or its Related Entity

6    MANAGEMENT OF THE COMPANY

     6.1 The day to day management of the Company shall be undertaken by the chief executive officer of the Company in conjunction with the Company's management staff.

     6.2 Decisions of the Company required to be made by the Board shall be made by Majority Decision.

     6.3 Subject to Clause 7, decisions of the Company required to be made by the Shareholders shall be made by Majority Decision, unless the Corporations Law requires otherwise.

     6.4 The Company must ensure that it gives prompt written notice to the Shareholders of:

          6.4.1 all litigation, disputes, and potential disputes (including, without limitation, any prosecution, arbitration, proceedings or administrative or governmental investigation or challenge) affecting the Company which the Company reasonably believes, if resolved in a manner unfavourable to the Company, will have a Material Adverse Effect;

          6.4.2 any substantial dispute which may exist between the Company and any Governmental Agency or law enforcement authority which the Company reasonably believes, if resolved in a manner unfavourable to the Company, will have a Material Adverse Effect;

          6.4.3 any proposal by any public authority to acquire the assets or business of the Company or to dispose of or to limit in any way the Company's enjoyment of title to its freehold or leasehold properties for the time being which the Company reasonably believes, if resolved in a manner unfavourable to the Company, will have a Material Adverse Effect; and

          6.4.4 any proposal to amend the Constitution of the Company of which it receives notice and any notices of meetings of Shareholders of the Company convened or sought to be convened for that purpose.

          6.4.5 any proposal for the sale or disposal of any major asset, undertaking or business of the Company.

     6.5 The Shareholders will during normal business hours and on at least 5 Business Days notice be entitled to reasonable access to those of the Company's records and documents which are not privileged and do not contain trade secrets. Such documents shall be made available at the Company's offices and shall not be duplicated or removed.

7    SHAREHOLDER CONSENT

     7.1 Each of the matters set out below requires the unanimous prior consent of Shareholders:

          7.1.1 the variation of the rights attaching to any Shares in the Company owned by CSAL or any of the Participants or ABAH or any Related Entity of ABAH;

          7.1.2 the purchase by the Company of any of its Shares or reduction of the Company's share capital, other than as required by the Constitution or this Agreement; or

          7.1.3  the taking of steps to wind-up or dissolve the Company.

8    CSAL TO HOLD SHARES AS SECURITY TRUSTEE

     CSAL acknowledges and agrees that it shall hold its Shares in its capacity as Security Trustee and shall not be entitled and shall not transfer the legal interest in any Shares to any Participant without the prior approval of ABAH.

9    OPTION TO ACQUIRE FURTHER SHARES

     9.1 The Company hereby grants to the Participants an option to subscribe for such number of Shares, which in total shall comprise a further 5% of the total issued capital of the Company ("OPTION Shares") as at the Effective Date ("OPTION EXERCISE DATE") for the Option Exercise Price.

     9.2 The Participants appoint the Security Trustee to act as their nominee in respect of the Option.

     9.3 The Borrower irrevocably and unconditionally authorises and directs the Participants to apply the Option Exercise Price in permanent reduction of the Principal Outstanding under the Revolving Credit Facility. Any amount so applied will constitute a permanent reduction of the Revolving Credit Commitment by the amount so applied. Any amounts so applied under this clause discharges the Participant's obligations under Clause 9.1.

     9.4 The option to subscribe for the Option Shares granted to the Participants pursuant to Clause 9.1 shall be exercisable by CSAL at any time throughout the Term of the Amended Facility and shall only be exercisable in respect of all of the Option Shares.

     9.5  The Option Shares must:

          9.5.1  be credited as fully paid ordinary shares;

          9.5.2  rank equally in all respects with the other Shares; and

          9.5.3  be free of any Security Interest.

10   OPTION TO APPOINT DIRECTOR

     10.1 Subject to Clause 10.2, the parties agree that CSAL has an option to appoint one Director if at any time it holds an amount of Shares equal to 15% or more of the total issued share capital of the Company.

     10.2 CSAL must not appoint any person as Director pursuant to Clause 10.1 unless that person is acceptable to ABAH (acting reasonably), having regard to whether that person holds other directorships, employment or consultancies with entities which are competitive with the Business, whether that person possesses sufficient experience and skills for the role of Director and the prior relationship between the Company and that person (if any).

11   DISPUTES

     11.1 RESOLUTION OF DISPUTES

          If at any time during the term of this Agreement any doubt, difference, question or dispute shall arise in relation to a matter between any or all of the parties in relation to this Agreement or otherwise in relation to the Company and its affairs, then such doubt, difference, question or dispute may be referred by the Company or by any Shareholder for mediation in accordance with Clause 11.2.

     11.2 MEDIATION

          11.2.1 Matters referred to mediation pursuant to Clause 11.1 shall be referred to mediation administered by a person ("the Mediator") to be mutually agreed upon by the parties in dispute or, if they are unable to agree on the appointment of the Mediator within 10 Business Days of a referral pursuant to Clause 11.1, by a person nominated (within 2 Business Days of a request for such nomination) by the President for the time being of the Victorian Bar Council.

          11.2.2 The Company and the Shareholders will procure that their nominated representatives will attend at any conference arranged by the Mediator for the purpose of the attempted resolution of the dispute. At any mediation conference arranged by the Mediator the mediation will be conducted under and in accordance with such procedures and rules as may be agreed between the parties and failing agreement, in accordance with the rules set down by the Mediator and advised to the Company and the Shareholders in writing.

          11.2.3 Evidence of anything said, documents presented to, admissions made or matters raised in the course of any conference with the Mediator will be confidential to the parties and the Mediator and will not, unless all parties consent, be admissible at any subsequent hearing, arbitration or litigation proceedings.

          11.2.4 Failing any agreement to the contrary between the parties to the mediation, the costs of the Mediator shall be borne equally by the parties to the mediation.

     11.3 REFERENCE TO ARBITRATION

          If the mediation procedures referred to in Clause 11.2 are unable to resolve the dispute, then any party may refer the matter to arbitration in accordance with Clause 11.4.

     11.4 ARBITRATION

          11.4.1 Matters referred to arbitration shall be referred for determination by a person ("the Arbitrator") to be mutually agreed upon by the parties in dispute or, if they are unable to agree on the appointment of the Arbitrator within 10 Business Days of referral pursuant to Clause 11.4, by a person nominated (within 2 Business Days of request) by the President of the Institute of Arbitrators Australia.

          11.4.2 Any such dispute shall be determined by the Arbitrator in accordance with and subject to the Institute of Arbitrators Rules for the Conduct of Commercial Arbitrations.

          11.4.3 The determination made by the Arbitrator shall be final and binding on the Company and the Shareholders as to questions of both fact and law.

          11.4.4 The costs of the arbitration shall be borne in accordance with the determination of the Arbitrator.

     11.5 NO ACTIONS UNLESS CLAUSE 11 COMPLIED WITH

          Subject to Clause 11.7 no Shareholder shall be entitled to commence or maintain any action or court proceedings upon the doubt, difference, question or dispute until such matter has been referred and determined as provided in Clause 11.2, and if necessary, 11.4.

     11.6 BREACH BY OTHER PARTY

          If a party breaches the terms of this Clause 11, the other parties to the dispute are not required to continue to comply with the dispute resolution procedures set out in this Clause 11 and may take other actions including initiating court proceedings.

     11.7 INTERLOCUTORY RELIEF

          Nothing in this Clause 11 (including Clause 11.5) prevents a party from seeking or obtaining interlocutory relief.

12   TRANSFER OF SECURITIES

     12.1 NO ALIENATION UNLESS PROCEDURES FOLLOWED

          Notwithstanding anything to the contrary contained in this Agreement or in the Constitution:

          12.1.1 the Shareholders may at any time after the Effective Date Alienate their Securities to a Related Entity provided that the Related Entity shall enter into an agreement of the kind required in Clause 12.2.6;

          12.1.2 subject to Clause 16.1(m) of the Facility Agreement, the Majority Shareholder may at any time after the Effective Date Alienate some or all of its Securities to any third party provided that any such third party transferee shall enter into an agreement of the kind required in Clause 12.2.6;

          12.1.3 the pre-emptive rights contained in this Clause 12 shall have no application to any Alienation made pursuant to this Clause
                 12.1 or to any transfer of Securities in the context of:

                 12.1.3.1  an IPO;

                 12.1.3.2 issues of Shares any employee or executive share, option or incentive scheme (provided that the aggregate number of Shares the subject of the plan does not exceed 10% of the Company's issued capital at that time);

                 12.1.3.3 Shares issued by the Company in connection with any acquisition, merger, share split or dividend reinvestment plan;

                 12.1.3.4 Shares issued by the Company pursuant to Clauses 3, 5 or 9;

          12.1.4 all assignments and other Alienation of Securities shall be governed by the provisions of this Agreement; and

          12.1.5 a Shareholder shall not Alienate its Shares other than as permitted by this Agreement.

     12.2 ASSIGNMENT OFFER

          12.2.1 THIRD PARTY OFFER

                 If the Minority Shareholder receives a bona fide offer (a "Third Party Offer") from a third party purchaser ("Proposed Assignee") to purchase some or all of its Securities ("the Equity Package") which the Minority Shareholder (the "Assigning Party") wishes to accept, the Assigning Party shall immediately notify in writing to the Majority Shareholder the price per Share, terms and conditions of the Third Party Offer which notification itself shall be an offer ("the Assignment Offer") by the Assigning Party to assign the Equity Package to the Majority Shareholder at that price and upon those terms and conditions except that completion of the sale shall occur 20 days after the date of the Assignment Offer.

          12.2.2 NON-CASH THIRD PARTY OFFER

                 Where a Third Party Offer comprises (wholly or in part) consideration other than cash, the price of the Equity Package (or part thereof) shall be deemed to be the cash equivalent agreed between the Assigning Party and all other Shareholders (the "Non-assigning Party"), and in the event of failure to achieve such agreement within 3 Business Days of the Third Party Offer, shall be deemed to be the cash equivalent determined by an Independent Valuer instructed by the Board. Any time period for the purposes of this Clause 12.2 shall be extended by such time as may be required to obtain the valuation of an Independent Valuer.

          12.2.3 ACCEPTANCE OF ASSIGNMENT OFFER

                 If the Majority Shareholder wishes to acquire the Equity Package, it shall notify the Assigning Party of its intention to do so within 20 days of the date of the Assignment Offer ("the Acceptance Period") and such notification shall, upon being received by the Assigning Party within the Acceptance Period, constitute acceptance of the Assignment Offer. If the Majority Shareholder does not so notify the Assigning Party in writing within the Acceptance Period, the Majority Shareholder shall be deemed to have declined to accept the Assignment Offer.

          12.2.4 SALE TO THIRD PARTIES OF WHOLE EQUITY PACKAGE IF ANY PORTION OF EQUITY PACKAGE REMAINS UNSOLD

                 If the Assignment Offer has either not been accepted or has been deemed to have been rejected pursuant to Clause 12.2.3, the Assigning Party shall be free, subject to Clauses 12.2.6,
                 12.2.8 and 12.3, for a period of 45 days from the close of the Acceptance Period to accept the Third Party Offer (for the avoidance of doubt, at the price, and on terms and conditions no more favourable to the Proposed Assignee than those contained in the notice given by the Assigning Party pursuant to Clause 12.2) and assign the whole of the Equity Package.

          12.2.5 PROPOSED ASSIGNEE

                 If the Board, acting reasonably and in good faith, considers that the Proposed Assignee (or any of its Related Entities) is an actual or potential competitor of the Company or any business undertaken by the Company and/or its Related Bodies Corporate from time to time, then the Assigning Party may only assign the Equity Package to the Proposed Assignee if the Proposed Assignee acknowledges in writing to the Company before that assignment that the only financial or other information (excluding any information that is freely available to the public about the Company or any information which the Proposed Assignee can prove was already in its possession) in relation to the Company the Proposed Assignee shall be entitled to as Shareholder (whether pursuant to the Constitution, this Agreement, or otherwise) will be a summary of the statutory accounts prepared by the Company within 20 Business Days of the preparation of those accounts.

          12.2.6 ACCESSION DEED

                 Prior to any assignment or any other Alienation pursuant to this Clause 12 the Assigning Party shall cause the Proposed Assignee (if not already a party to this Agreement) to enter into and deliver to the Company for the benefit of all the Non-assigning Parties and the Company an Accession Deed.

          12.2.7 RELEASE

                 12.2.7.1 Subject to Clause 12.2.7.2 with effect on and from the date of assignment of the Equity Package to the Proposed Assignee and/or to the Non-assigning Parties (which includes the Accepting Parties for the purposes of this Clause 12.2.7), the Assigning Party shall be released from all future obligations and liability pursuant to this Agreement (other than any liability already accrued or due prior to the date of assignment) in respect of or measured by the Equity Package and on and from the date of assignment the Non-assigning Parties will acknowledge the rights and liabilities of the Proposed Assignee (or the Non-assigning parties acquiring the Equity Package) under this Agreement in respect of the Equity Package (or the portion of the Equity Package which the Proposed Assignee or Non-assigning Party is acquiring).

                 12.2.7.2 For the avoidance of doubt, the Assigning Party shall remain bound by its obligations of confidentiality pursuant to Clause 13 on and from the date of assignment of the Equity Package to the Proposed Assignee.

          12.2.8 FURTHER ASSURANCES

                 The Non-assigning Party shall, at the sole expense of the Assigning Party, do, execute, acknowledge and deliver all such further acts, deeds, assignments, deeds of covenant and assurances as will perfect any assignment or the assumption of obligations hereunder.

     12.3 MINORITY SHAREHOLDER TAG ALONG AND DRAG ALONG

          If a Majority Shareholder proposes to Alienate all of its Securities ("the Sale Package") pursuant to this Clause 12 it must notify each Minority Shareholder of the price and other terms and conditions of the offer and:

          12.3.1 a Minority Shareholder may by the date 15 days after receipt of an Assignment Offer pursuant to Clause 12.2 give notice (a "Disposal Notice") to the Majority Shareholder that it wishes to dispose of its Securities and if such notice is given, the Majority Shareholder shall only be free to assign the Sale Package to the Proposed Assignee if it procures that the Proposed Assignee purchases from each Minority Shareholder which has given a Disposal Notice its Securities at the same price per Share, in the same manner and on the same terms and conditions as the Proposed Assignee purchases the Sale Package; and

          12.3.2 the Majority Shareholder may at that time require each Minority Shareholder which has given a Disposal Notice to Alienate all of its Securities at the same price per Share and on the same terms and conditions as the Proposed Assignee purchases the Sale Package.

     12.4 CONFIDENTIALITY

          Each Shareholder acknowledges that the confidentiality provisions in Clause 13 are to strictly apply to the provision of any information or documents of whatever nature or in whatever form or in any discussions with any potential purchaser (or their representatives) of any Securities, and such Shareholder agrees that no disclosure of any Confidential Information will occur unless a written confidentiality agreement is obtained.

     12.5 CONDITIONAL CONTRACTS

          A Shareholder may enter an agreement or contract to Alienate Securities which is in all respects conditional upon any consent or procedure under this Agreement first being obtained or complied with (as the case may be).

     12.6 REGISTRATION OF TRANSFERS

          The Company shall not register a transfer of Securities unless all procedures or requirements set out in this Agreement relating to the transfer of Securities have been complied with.

     12.7 DEFAULT

          If a Shareholder (a "Defaulting Shareholder") fails to comply with any provision of this Clause 12, then each of the Directors of the Company are hereby irrevocably appointed as the joint and several attorneys of the Defaulting Shareholder to do all such acts, matters and things and to execute transfers and other documents on behalf of the Defaulting Shareholder to effect compliance by the Defaulting Shareholder with its obligations under this Clause 12, and the Defaulting Shareholder hereby ratifies and confirms all such actions carried out on its behalf by the attorney or attorneys.

13   CONFIDENTIALITY

     13.1 CONFIDENTIAL INFORMATION

          Subject to Clause 13.2, a Shareholder must not disclose or reveal to any third party any Confidential Information it has acquired in connection with the Company or the Business under this Agreement and shall take all reasonable precautions to prevent the Confidential Information being learned or acquired by any unauthorised person or persons.

     13.2 PERMITTED DISCLOSURES

          Notwithstanding the provisions of Clause 13.1, this Clause 13 shall not apply to:

          13.2.1 the disclosure of Confidential Information to a third party with the prior written consent of the Board;

          13.2.2 the disclosure of Confidential Information that a party is required by law or the listing rules of any relevant stock exchange, any order of any court, tribunal, authority or regulatory authority, to disclose or reveal;

          13.2.3 the disclosure of Confidential Information which is in the public domain or becomes public knowledge other than as a result of a breach by a party of their obligations of confidence;

          13.2.4 the disclosure of Confidential Information obtained by the receiving party from a bona fide third party having a free right of disposal of such information;

          13.2.5 the disclosure of Confidential Information by a Shareholder to its employees, or by a Shareholder to its legal, accounting and financial advisers, on a need to know basis; or

          13.2.6 the disclosure of Confidential Information by a Shareholder in accordance with Clause 12.4.

     13.3 REASONABLE STEPS TO MAINTAIN CONFIDENTIALITY

          In relation to any disclosure of Confidential Information permitted pursuant to Clause 13.2, the party making the disclosure shall take reasonable steps to ensure that the circumstances surrounding the manner in which the disclosure of that part of the Confidential Information is undertaken are such as to maintain (to the extent legally permissible) the confidentiality of that part of the Confidential Information and to prevent disclosure into the public domain of that part of the Confidential Information. For the avoidance of doubt it is acknowledged and agreed that:

          13.3.1 in some circumstances the law will require disclosure of certain information into the public domain; and

          13.3.2 what constitutes the taking of "reasonable steps" will differ in different circumstances. Depending on practical, legal and other considerations, any or all of the following may apply. It may be satisfied by:

                 13.3.2.1 communicating verbally to the recipient of the information, the fact that that information is confidential;

                 13.3.2.2 receiving verbal undertakings from the recipient of the information as to the maintenance of confidentiality; or

                 13.3.2.3 procuring written undertakings from the recipient of the information as to the maintenance of confidentiality.

14   RELATIONSHIP OF PARTIES

     Except as expressly provided by this Agreement:

     14.1 the rights, duties, obligations and liabilities of each Shareholder shall in every case be several and not joint or joint and several;

     14.2 nothing in this Agreement will constitute or be construed to constitute a Shareholder as the partner, agent, employee or representative of another Shareholder or the Company or to create any trust relationship between them;

     14.3 a Shareholder has no power to incur obligations on behalf of or pledge the credit of, another Shareholder or the Company in any matter whatever; and

     14.4 a Shareholder shall not have any authority to act for, or to create or assume any responsibility or obligation on behalf of the other Shareholder or the Company.

15   REPRESENTATIONS AND WARRANTIES

     15.1 GENERAL REPRESENTATIONS AND WARRANTIES

          Each party represents and warrants for the benefit of each other party that:

          15.1.1 (if it is a corporation) it is a corporation validly existing under the laws of the place of its incorporation;

          15.1.2 it has the power to enter into and perform its obligations under this Agreement and to carry out the transactions on its part to be carried out under this Agreement;

          15.1.3 it has taken all necessary action, obtained all necessary authorisations and has been granted all relevant powers to authorise the entry into and performance of this Agreement and to carry out the transactions on its part to be carried out under this agreement;

          15.1.4 this Agreement is a valid, binding and enforceable obligation of it;

          15.1.5 no litigation, arbitration, criminal or administrative proceedings are current, pending or (to its knowledge) threatened which if adversely determined would have a material adverse effect on its ability to perform its obligations under this Agreement;

          15.1.6 neither the execution and performance by it of this Agreement nor any transaction on its part to be carried out under this Agreement will violate in any respect any provision of:

                 15.1.6.1 any treaty or law or any judgment, ruling, order or decree of any governmental agency;

                 15.1.6.2  its Constitution or other constituent documents; or

                 15.1.6.3 any other document or agreement which is binding upon it or its assets.

     15.2 ABAH REPRESENTATIONS AND WARRANTIES

          ABAH represents and warrants to CSAL that:

          15.2.1 it holds unencumbered the Shares set out next to its name in
                 Schedule 1;

          15.2.2 the Company has not granted any option, convertible note, warrant or other security convertible into Share, except as required under this Agreement; and

          15.2.3 no administrator, controller, receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court has been appointed or threatened to be appointed to ABAH or the Company.

     15.3 RELIANCE ON REPRESENTATIONS AND WARRANTIES - EACH PARTY

          Each party acknowledges that each other party has entered this Agreement in reliance, inter alia, on the representations, warranties and undertakings in Clause 15.1 and 15.2.

16   ACCESSION DEED

     Each Shareholder acknowledges and agrees that upon a person ("the New Shareholder") signing an Accession Deed in accordance with this Agreement the New Shareholder shall be deemed to be a Shareholder for the purposes of this Agreement and shall be entitled to enjoy all rights and benefits of Shareholders under this Agreement.

17   COMPLETION AND ASSIGNMENT

     17.1 Each of the parties shall exercise all such powers as are available to them do all such acts and things and sign execute and deliver all such documents and instruments as may be necessary or reasonably required to give full effect to the provisions of this Agreement.

     17.2 The obligations imposed and the benefits conferred on the parties under this Agreement shall not be sold assigned transferred or otherwise dealt with or disposed of by any of the parties without the prior written consent and approval of the other parties first had and obtained or as otherwise provided for in this Agreement.

18   WAIVER

     18.1 The waiver by any of the parties of a breach or default by the other party of any of the provisions of this Agreement shall not be construed as a waiver of any succeeding breach or default of the same or any other provisions of this Agreement and shall not impair the exercise of any rights accruing to it under this Agreement thereafter; nor shall any delay or omission on the part of any of the parties to exercise or avail itself of any rights accruing to it under this Agreement operate as a waiver of any breach or default by the other party of any of the said provisions.

     18.2 Time is of the essence of each party's obligations under this Agreement.

19   ENFORCEABILITY

     19.1 In the event that any provision of this Agreement or its application to any person or circumstance is or is found to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the other provisions to any person or circumstance and the said other provisions shall remain in full force and effect.

20   NOTICES

     20.1 All notices, requests, demands, requisitions, approvals, elections, consents or other communications ("notices") required to be given or served or given or served to or upon any of the parties pursuant to or in connection with this Agreement shall be in writing in the English language and shall be deemed to be duly given or made when delivered (in the case of facsimile provided confirmation of transmission has been received) to the party to which such notice is given or served at the address of such party as follows:


          If to the Company:

          Address:                         1144 Nepean Highway
                                           Highett, Victoria   3190

          Facsimile:                       (03) 9555 8135

          Attention:                       The Directors


          If to CSAL:

          Address:                         Level 25, Grosvenor Place
                                           25 George Street, Sydney
                                           New South Wales    2000

          Facsimile:                       (02) 9251 3371

          Attention:                       The Directors


          If to ABAH:

          Address:                         1144 Nepean Highway
                                           Highett, Victoria    3190

          Facsimile:                       (03) 9555 8135

          Attention:                       The Directors

          with a copy to :

          Address:                         American Banknote Corporation
                                           410 Park Avenue
                                           New York, NY  10022-4407
                                           United States of America

          Facsimile:                       (212) 593 9615

          Attention:                       Mr Steven G. Singer

          or at such other address as the parties hereto may hereafter specify for the purpose to the other parties by notice in writing.

     20.2 A written notice includes a notice by facsimile.

     20.3 Any notice received by the recipient:

          20.3.1 after 4pm (local time) shall be deemed to be received on the next succeeding Business Day; and

          20.3.2 on a day which is not a Business Day shall be deemed given on the next succeeding Business Day.

     20.4 Any such notice may be given or signed on behalf of the party giving or serving the same by a director, secretary or other duly authorised person thereof.

21   ENTIRE AGREEMENT

     21.1 This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter to which this Agreement relates and there are no other prior or subsequent agreements understandings terms conditions warranties representations covenants inducements promises arrangements or undertakings oral or written whether express or implied between the parties extending defining or otherwise relating to the provisions of this Agreement or binding on the parties with respect to the subject matter to which this Agreement relates.

     21.2 No modification or amendment of any of the provisions of this Agreement shall be binding upon any of the parties unless and until the same has been made in writing and duly executed by all of the parties.

22   COUNTERPARTS AND EXECUTION

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

23   JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws for the time being in force in the State of New South Wales and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of the said State including any Courts having appellate jurisdiction from those Courts.

                                   SCHEDULE 1
                                  SHAREHOLDERS

--------------------------------------------- --------------- ------------------

      SHAREHOLDER                              % OF ISSUED     NUMBER OF
                                                  SHARES       SHARES HELD
--------------------------------------------- --------------- ------------------

ABAH                                              92.5%         9,000,000
--------------------------------------------- --------------- ------------------

CASL (as Security Trustee)                         7.5%          729, 730
------------------------------------------------- --------------- --------------

                                   ANNEXURE A

                                 ACCESSION DEED


THIS DEED is made the        day of            200


BETWEEN:




                             ABN AUSTRALASIA LIMITED
                              (ABN 42 072 664 692)
                                   ("COMPANY")


                                     - and -


                                       ##


                                     - and -


                                       ##


                                     - and -

                                 NEW SHAREHOLDER


WHEREAS:

A [ ] are Shareholders in the Company pursuant to a Shareholders' Agreement dated on or about [ ] (the "Shareholders' Agreement").

B The New Shareholder wishes to acquire all [a portion] of the Shares ("the Equity Package") owned by the Assigning Party.

C It is a condition under the Shareholders' Agreement that each of the parties hereto execute this Accession Deed.


NOW THIS DEED WITNESSES AS FOLLOWS:

1    INTERPRETATION

     1.1  For the purposes of this Deed:

          1.1.1 terms which are defined in the Shareholders' Agreement have the same meanings when used in this Deed; and

          1.1.2 the other provisions of Clause 1 of the Shareholders' Agreement apply in the interpretation of this Deed.

     1.2 In this Deed (including the Recitals) unless inconsistent with the subject matter or unless the context otherwise requires:

          "ASSIGNING PARTY" means [];

          "COMPLETION DATE" means the date on which the sale of Shares under the Shareholders' Agreement is completed between the Assigning Party and the New Shareholder;

          "CONTINUING ENTITIES" means [].

2    The New Shareholder:

     2.1 ratifies and becomes a party to and agrees to be bound by the Shareholders' Agreement and any other Agreement referred to in Clause 2.2; and

     2.2 takes and accepts the assignment and transfer to it of all rights and benefits and assumes the obligations and agrees to be bound by all of the terms, conditions, restrictions, covenants and obligations of the Assigning Party under:

          2.2.1  the Shareholders' Agreement; and

          2.2.2 any other agreement between the Assigning Party and the other parties or to which they are parties relating to the Shareholders' Agreement.

3 The Assigning Party acknowledges and agrees in favour of the Continuing Parties and the Company that it shall remain liable for any unremedied breach of the Shareholders' Agreement by the Assigning Party which occurred before the time of acquisition of the Equity Package by the New Shareholder.

4 Each of the Continuing Entities and the Company consent to the transfer of Equity Package from the Assigning Party to the New Shareholder pursuant to the Shareholders' Agreement and agree to execute all such further documents and take such further action as may be necessary to give full effect to the terms of this Deed.

5 For the purposes of the Shareholders' Agreement the address of the New Shareholder to which all notices, consents, requests and other documents required to be given or sent is:

     [HERE INSERT THE ADDRESS OF THE NEW SHAREHOLDER].

6 This Deed shall be governed by and construed in accordance with the laws for the time being in force in the State of New South Wales and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of that State including any Courts having appellate jurisdiction from those Cours.

7 This Deed may be executed in any number of counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.


EXECUTED as a Deed on the date written above.


SIGNED, SEALED AND DELIVERED by          )
                                         )
as attorney for ABN AUSTRALASIA LIMITED  )
under power of attorney dated            )
                                         )
in the presence of:                      )
                                         )
--------------------------               )
Signature of witness                     )
                                         )
--------------------------               )
Name of witness (block letters)          )
                                         )
--------------------------               )
Address of witness                       )
                                         )   By executing this deed the attorney
__________________________               )   states that the attorney has
Occupation of witness                    )   received no notice of revocation of
                                             the power of attorney


SIGNED, SEALED AND DELIVERED by       )
                                      )
as attorney for ## under power of     )
attorney dated                        )
                                      )
in the presence of:                   )
                                      )
--------------------------            )
Signature of witness                  )
                                      )
--------------------------            )
Name of witness (block letters)       )
                                      )
--------------------------            )
Address of witness                    )
                                      )
__________________________            )   By executing this deed the attorney
Occupation of witness                 )   states that the attorney has received
                                      )   no notice of revocation of the power
                                      )    of attorney

IN WITNESS WHEREOF the parties the parties have executed this Agreement on the day first written above.


SIGNED, SEALED AND DELIVERED by       )
                                      )
as attorney for AMERICAN BANKNOTE     )
AUSTRALASIA HOLDINGS INC under power  )
of attorney dated                     )
                                      )
in the presence of:                   )
                                      )
--------------------------            )
Signature of witness                  )
                                      )
--------------------------            )
Name of witness (block letters)       )
                                      )
--------------------------            )
Address of witness                    )
                                      )   By executing this deed the attorney
__________________________            )   states that the attorney has received
Occupation of witness                 )   no notice of revocation of the power
                                      )   of attorney

SIGNED, SEALED AND DELIVERED by       )
                                      )
as attorney for CHASE SECURITIES      )
AUSTRALIA LIMITED                     )
(ABN 52 002 888 011) under power of   )
attorney dated                        )
                                      )
in the presence of:                   )
                                      )
--------------------------            )
Signature of witness                  )
                                      )
--------------------------            )
Name of witness (block letters)       )
                                      )
--------------------------            )
Address of witness                    )
                                      )   By executing this deed the attorney
__________________________            )   states that the attorney has received
Occupation of witness                 )   no notice of revocation of the power
                                      )   of attorney


SIGNED, SEALED AND DELIVERED by       )
                                      )
as attorney for ABN AUSTRALASIA       )
LIMITED under power of attorney dated )
                                      )
in the presence of:                   )
                                      )
--------------------------            )
Signature of witness                  )
                                      )
--------------------------            )
Name of witness (block letters)       )
                                      )
--------------------------            )
Address of witness                    )
                                      )   By executing this deed the attorney
__________________________            )   states that the attorney has received
Occupation of witness                 )   no notice of revocation of the power
                                      )   of attorney

                                      American Banknote Australasia Holdings Inc
                                                                             and

                                              Chase Securities Australia Limited
                                                            (ABN 52 002 888 011)
                                                                             and

                                                         ABN Australasia Limited
                                                            (ABN 42 072 664 692)


                                                          SHAREHOLDERS AGREEMENT